UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2011

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2011, the Board of Directors of Alphatec Holdings, Inc. (the “Company”) elected Leslie H. Cross the non-executive Chairman of the Board of Directors. In addition, the Company entered into an agreement with Mr. Cross (the “Agreement”) that sets forth his compensation for serving as the Chairman. As compensation for Mr. Cross’ service as Chairman of the Board of Directors, he will receive annual cash compensation of $100,000, payable in monthly installments. In addition, Mr. Cross shall receive an annual grant of $100,000 of restricted stock (the “Restricted Stock”) (with the actual number of shares issued based upon the closing price of the Company’s common stock on the date of issuance). The Restricted Stock vests in three tranches over a three-year period, provided that (i) Mr. Cross remains the Chairman of the Board of Directors, and (ii) certain stock performance metrics are achieved. The description of the material terms of the Agreement above is subject to the full term and conditions of the Agreement, a copy of which shall be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2011, and is incorporated herein by reference.

The Company’s press release dated August 1, 2011 announcing the election of Leslie H. Cross as the Chairman of the Board of Directors as described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release of Alphatec Holdings, Inc., dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: August 2, 2011	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Alphatec Holdings, Inc., dated August 1, 2011